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Host America and RS Services Sign Merger Agreement

Electronics Installation Company to Install Energy Saving Products

HAMDEN, CT, September 29, 2004, Host America Corporation (NASDAQ: CAFE) announced today that it has signed a merger agreement with RS Services, a specialized electronics installation company that is licensed in 29 states.  The transaction has a maximum potential consideration of approximately $4,600,000, contingent on the attainment of specified sales levels.  The agreement provides for the acquisition of all of the outstanding shares of RS Services in exchange for $200,000 in cash and 431,777 shares of Host restricted common stock at closing.  If the Energy Management Division of Host generates $20,000,000 in sales, an additional $200,000 in cash and $872,500 of Host restricted common stock will be issued; if $30,000,000 is sales are attained, another $200,000 in cash and $336,250 of Host restricted common stock will be issued; and, if the third earn-out level of $4,000,000 is reached, $536,250 of Host restricted common stock will be issued.  If the $40,000,000 sales level is not reached and sales exceed $30,000,000, Host will issue restricted common stock based on the ratio of sales achieved.  These earn-out periods are time sensitive with the earn out period expiring in three years. This Agreement is contingent on shareholder approval and consent.

In a statement issued by the CEO of Host, Geoffrey Ramsey stated, “We are extremely excited about this merger. The products, strength and experience of our companies will enable us to penetrate the vast sales potential for energy management in the commercial and industrial real estate markets, and enhance the services RS can provide to its existing customers. The addition of RS Services provides the Company with an in-house installation team to complement the sales of its energy management products. We now have the pieces in place to move forward with potential customers, which requires RS Services technical expertise.”

RS Services specializes in electrical installations and has developed relationship with companies such as Wal-Mart, Cutler-Hammer, and others.  RS Services anticipates installing ENS energy saving products, which have the capacity to reduce the energy consumption on inductive loads for electrical equipment, motors, and the majority of existing lighting systems.  For more information about RS Services, please go to www.rsservicesonline.com.

“Over the past two months, RS Services, in a joint venture with Cutler-Hammer, has been working on a “switch gear project” at a large number of Wal-Mart stores in the south and southwest. We are currently adding additional staff and electricians to meet the growing demand for our services,” said Ronald Sparks, President of RS Services, “and believe the energy savings capacity of the ENS product line offers savings potential for our future customers.”  For more information on ENS and its product line, please go to www.energynsync.com.

Host America Corporation has two major divisions: energy technology and food management.  Host employs approximately 400 employees and is headquartered in Hamden, CT.  The Company’s website is www.hostamericacorp.com.

"Safe Harbor" statement under the Private Securities Litigation reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected processing for and sales of products related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into a new commercial food markets that require the company to develop demand for its products, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission fillings.

Mark Miller, East West Network Group (770) 436 – 7429 for Host America